UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: November 8, 2005

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 8, 2005, the Company issued a press release announcing a cash tender offer for any and all of its outstanding $100 million principal amount of Medium Term Notes, Series D, due December 2006 and $345 million principal amount of 5.003% Senior Notes due May 2007. The tender offer is being made pursuant to an Offer to Purchase dated November 8, 2005, which more fully sets forth the terms of the tender offer.

A copy of the press release is furnished as an exhibit to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1

Press release dated November 8, 2005, announcing a cash tender offer for any and all of its outstanding $100 million principal amount of Medium Term Notes, Series D, due December 2006 and $345 million principal amount of 5.003% Senior Notes due May 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: November 8, 2005	By: /s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release dated November 8, 2005, announcing a cash tender offer for any and all of its outstanding $100 million principal amount of Medium Term Notes, Series D, due December 2006 and $345 million principal amount of 5.003% Senior Notes due May 2007	4

3